UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

 November 6, 2015

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
1920 Hutton Court, Suite 300 Farmers Branch, TX 75234 (Address of Principal Executive Offices and zip code)

(972) 996-5664

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective November 6, 2015, we terminated our Exclusive License and Distributorship Agreement dated January 27, 2009, as amended on January 27, 2015, with ORR Safety Corporation (the “Distributorship Agreement”), for ORR’s breach of its covenant to refrain from marketing and selling products designed and/or marketed for the petrochemical and offshore exploration markets that are substantially similar to, or competitive with, our KONG glove, ORR’s failure to actively promote, market and sell KONG gloves, and ORR’s failure to remedy such breaches within 30 days after notice thereof. We also terminated our Sub-Distributorship Agreement dated July 22, 2010, as amended on January 27, 2015, with ORR (the “Sub-Distributorship Agreement” and together with the Distributorship Agreement, the “Distribution Agreements”), concurrent with our termination of the Distributorship Agreement.

Under the terms of the Distribution Agreements, we granted to ORR the exclusive right (subject to certain exceptions provided in the Sub-Distributorship Agreement) to sell and distribute our KONG gloves worldwide, in consideration of ORR’s payment of certain minimum guarantees and its agreement to refrain from representing, selling or distributing for or on behalf of any third party, any products specifically designed and/or marketed for the petrochemical and offshore exploration markets that are substantially similar to, or competitive with KONG gloves.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PERFORMANCE WEAR CORPORATION

Date:	November 12, 2015	By:	/s/ William Aisenberg
William Aisenberg
Executive Vice President & Chief Financial Officer